Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000

Pricing Supplement No. 0262 Dated August 14, 2000       Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $ 225,000,000.00
Issue Price:                       100.000%       $ 225,000,000.00
Commission or Discount:              0.055%       $     123,750.00
Proceeds to Corporation:            99.945%       $ 224,876,250.00

Agent:                   Banc of America Securities, LLC, as Agent

Original Issue Date:     August 17, 2000

Stated Maturity Date:    August 18, 2003

Cusip #:                 06050M-AS-6

Form:                    Book entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          30 days

Spread:                  + 20.0 bps

Initial Interest Rate:   6.82%

Interest Reset Period:   Monthly, commencing on September 17, 2000

Interest Reset Date:     The 17th of each month

Interest Determination
  Date:                  Two London banking days preceding the reset date

Interest Payment Dates:  The 17th of each month commencing September 17, 2000

May the Notes be redeemed by the corporation prior to maturity?         No

May the notes be repaid prior to maturity at the option of the holder?  No

Discount Note?                                                          No